Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Cas Purdy
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9493
kpatterson@websense.com	cpurdy@websense.com

N E W S R E L E A S E

Websense Announces Preliminary Results for Q1’09 and Reiterates 2009 Billings and Revenue Guidance

Strong first quarter profitability and cash flow prompts increase in expected full-year cash flow from operations; company confident with 2009 financial outlook

SAN DIEGO, April 7, 2009 — Websense, Inc. (NASDAQ: WBSN), in anticipation of strategy and financial model discussions at its upcoming annual analyst briefing, today announced preliminary unaudited results for the first quarter of 2009 and reiterated full-year guidance ranges for billings of $365 to $375 million and non-GAAP revenue of $342 to $350 million. (These non-GAAP financial measures are described in more detail under “Non-GAAP Financial Measures” below.) Strong cash flow in the first quarter also prompts an increase in expected 2009 GAAP cash flow from operations to more than $85 million. Guidance ranges for 2009 earnings per diluted share and operating margin are under review with a positive inclination and will be updated when final results are released on April 28, 2009.

Preliminary results for the first quarter of 2009 include:

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Revenue, calculated in accordance with generally accepted accounting principles (GAAP), is expected to be in the range of $80.5 to $81.5 million, compared to $67.0 million in the first quarter of 2008.

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First quarter non-GAAP revenue is expected to be between $86 and $87 million and includes approximately $5.5 million in revenue from SurfControl that would have been recognized during this period had SurfControl remained an independent operating company. This subscription revenue was included in SurfControl’s deferred revenue as of the date of the acquisition, but will not be recognized as revenue on a post-acquisition basis under GAAP due to a required write-down of SurfControl’s deferred revenue to fair value as of the acquisition date. This compares to non-GAAP revenue of $86.5 million in the first quarter of 2008.

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First quarter billings, which represent the full amount of subscriptions billed to customers during the quarter, are expected to be approximately $67 million, compared to $67.5 million in the first quarter of 2008. Using the average foreign exchange rates that prevailed in the first quarter of 2008, total billings would have been approximately $72 million. Average contract duration lengthened moderately from the first quarter of 2008, but declined compared to the fourth quarter of 2008, reflecting historic seasonal patterns.

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Non-GAAP earnings per diluted share are expected to be between $0.35 and $0.38, compared to $0.35 in non-GAAP earnings per diluted share in the first quarter of 2008. First quarter non-GAAP earnings per diluted share in both years excludes stock-based compensation expense as well as certain cash and non-cash expenses related to the PortAuthority and SurfControl acquisitions and includes revenue from SurfControl that would have been recognized as described above.

•	Cash flow from operations is expected to exceed $30 million, compared to $18.9 million in the first quarter of 2008.

Final results, including GAAP and non-GAAP revenue and earnings per diluted share and a reconciliation of GAAP to non-GAAP financial measures, will be released on April 28, 2009.

“Our first quarter results reflected growing momentum for our new Web security products, combined with growth in the number of enterprise customers,” said Gene Hodges, Websense Chief Executive Officer. “Business with new customers and incremental add-on business with existing customers grew significantly from a year ago, and the competitive environment remained unchanged. The new Web-centric threat environment favors our competitive advantages in Web security and threat detection, including detection of threats embedded in Web 2.0 user-generated content. In this environment, the investments we’ve made in our sales capacity are both necessary and prudent, and we are seeing an immediate pay off as our billings pipeline continues to build. We remain confident we can achieve our financial guidance for 2009.”

Additional financial highlights from the first quarter include:

•	Voluntary principal pre-payments of $15 million, which reduced the total outstanding debt related to the acquisition of SurfControl to $110 million.

•	Repurchase of approximately 649,000 shares of common stock for a total of approximately $7.5 million.

•	Cash balance at March 31, 2009 is expected to exceed $70 million.

Non-GAAP Financial Measures

This news release provides financial measures for revenue and earnings per diluted share that are not calculated in accordance with generally accepted accounting principles (GAAP). These financial measures include revenue from SurfControl that would have been recognized during the applicable periods in 2008 and 2009 under subscriptions that were included in deferred revenue as of the date of the acquisition, but will not be recognized as revenue on a post-acquisition basis under GAAP due to the impact of the write-down of the majority of SurfControl’s deferred revenue to fair value on the acquisition date. Additionally, non-GAAP earnings per diluted share excludes stock-based compensation expense, as well as certain cash and non-cash expenses related to the PortAuthority and SurfControl acquisitions. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results, trends and prospects and to compare current operating results with historic operating results. A reconciliation of the GAAP and non-GAAP financial measures for the first quarter of 2009 will be provided when our final first quarter financial results are released on April 28, 2009.

This news release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with GAAP. Websense provides this measurement in news releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings to deferred revenue for the first quarter of 2009 will be provided when final first quarter financial results are released on April 28, 2009.

Annual Half-Day Financial Analyst Briefing

Websense’s fifth-annual financial analyst briefing will be held in conjunction with the 2009 RSA Conference in San Francisco on April 22, 2009, beginning at 9:00 a.m. Pacific Time. Websense Chief Executive Officer Gene Hodges and other Websense executives will discuss the company’s growth opportunities and strategic direction as well as outline current and upcoming product offerings. To register for the event, visit http://investor.websense.com/events.cfm. Additionally, a live audio-only webcast of the call may be accessed on the Internet at www.websense.com/investors.

First Quarter Final Results Conference Call

Websense plans to release final first quarter 2009 financial results after market close on April 28, 2009. Management will host a conference call and simultaneous webcast to discuss the final results at 2:00 p.m. Pacific Time. To participate in the conference call, investors should dial 877-852-6583 (domestic) or 719-325-4823 (international) ten minutes prior to the scheduled start of the call. A simultaneous audio-only webcast of the call may be accessed on the Internet at www.websense.com/investors.

For investors unable to participate in the live event, an archive of the webcast will be available on the company’s Web site through June 30, 2009, and a taped replay of the call will be available for one week at 719-457-0820 or 888-203-1112, passcode 4029109.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in integrated Web, data and email security solutions, provides Essential Information Protection™ for more than 44 million employees at organizations worldwide. Distributed through its global network of channel partners, Websense software and hosted security solutions help organizations block malicious code, prevent the loss of confidential information and enforce Internet use and security policies. For more information, visit www.websense.com.

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Websense is a registered trademark of Websense, Inc. in the United States and certain international markets. Websense has numerous other registered and unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners. Follow Websense on Twitter: http://www.twitter.com/websense.

This news release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including the estimates of first quarter 2009 results and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding future product offerings; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks relating to execution of growth initiatives, customer acceptance of the company’s services, products and fee structures; the success of Websense brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company’s products; risks relating to currency exchange rates and macroeconomic conditions, risks relating to intellectual property ownership; risks relating to the required use of cash for debt servicing, risks of ongoing compliance with the covenants in our senior credit facility; and the other risks and uncertainties described in Websense public filings with the Securities and Exchange Commission, available at http://www.sec.gov. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.